UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, the Organization and Compensation Committee of the Board of Directors of Sealed Air Corporation (the “Company”) approved the Diversey Enhanced Severance Plan (the “Plan”) covering certain select employees, including Dr. Ilham Kadri, President, Diversey Care.

The Plan was adopted in anticipation of the proposed sale (the “Sale”) of the Company’s Diversey Care division and the food hygiene and cleaning business within its Food Care division (collectively, “Diversey”), pursuant to the Purchase Agreement dated March 25, 2017, between the Company and Diamond (BC) B.V. (“Buyer”), a newly formed entity affiliated with Bain Capital Private Equity. The Plan becomes effective upon closing of the Sale and will be assumed by Buyer as part of the Sale.

The severance benefits under the Plan are consistent with the severance program contemplated by the letter agreement with Dr. Kadri dated March 6, 2017, as reported on the Company’s Form 8-K filed on March 10, 2017. Dr. Kadri is a “Tier 1” participant under the Plan. Per the terms of the Plan, as a “Tier 1” participant, if Dr. Kadri’s employment is terminated by Buyer without “Cause” (as defined under the Plan), and not due to her death or disability, on or within two years after the closing of the Sale, Dr. Kadri would be entitled to receive a lump sum cash severance benefit equal to 2.0 times the sum of Dr. Kadri’s then-current annual rate of base salary plus target annual cash incentive. If Dr. Kadri is eligible to receive severance benefits under any individual employment agreement, or any severance pay is otherwise mandated by applicable law, the Plan provides that Dr. Kadri would receive the greater of those benefits and Plan benefits, but severance benefits would not be duplicated. Severance benefits under the Plan are conditioned on (i) Dr. Kadri providing Buyer with a general release of claims in connection with a termination of employment without Cause, and (ii) Dr. Kadri’s compliance with certain restrictive covenants.

The foregoing summary of the terms and conditions of the Plan, as applicable to Dr. Kadri, is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Diversey Enhanced Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Thomas C. Lagaly
Name:	Thomas C. Lagaly
Title:	Vice President, Acting General Counsel & Secretary

Dated: July 10, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Diversey Enhanced Severance Plan